UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Bosy Holdings Corp.

(Exact name of registrant as specified in its charter)

Date: January 13, 2016

Nevada	100	98-1253258
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Unit Room 7C, World Trust Tower Building, 50 Stanley Street, Central, Hong Kong

 Issuer's telephone number: +852 3610 2665

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	1,100,000	$1.00	$1,100,000	$110.77

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Bosy Holdings Corp.

1,100,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Bosy Holdings Corp. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by the OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Bosy Holdings Corp.” are offering 1,100,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Teoh Kooi Sooi. There is uncertainty that we will be able to sell any of the 1,100,000 shares being offered herein by the Company. Mr. Teoh will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. Assuming all of the 1,100,000 shares being offered by the Company are sold, the Company will receive $1,100,000 in gross proceeds. Assuming 825,000 shares (75%) being offered by the Company are sold, the Company will receive $825,000 in net proceeds. Assuming 550,000 shares (50%) being offered by the Company are sold, the Company will receive $550,000 in net proceeds. Assuming 275,000 shares (25%) being offered by the Company are sold, the Company will receive $275,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Our Chief Executive Officer Teoh Kooi Sooi owns approximately 9.93% of the voting power of our outstanding capital stock. Additionally, Bosy Holdings Limited, a Seychelles Company, owns 89.37% of our common stock. Bosy Holdings Limited is founded and controlled by Chen Zheru who is the sole stockholder and director of Bosy Holdings Limited. Chen Zheru is also our founder and Director.

The Company estimates the costs of this offering at $22,500. All expenses incurred in this offering are being paid for by the Company.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

It should be noted that our company is currently a shell company. We are not however a blank check shell company. We have performed limited business operations and have generated no revenue to date.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is __________________.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Bosy Holdings,’’ “Bosy” the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Bosy Holdings Corp., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Bosy Holdings Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on June 23, 2015.

The Company’s executive offices are located at Unit Room 7C, World Trust Tower Building, 50 Stanley Street, Central, Hong Kong.

We believe we need to raise $1,100,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 1,100,000 shares of our common stock and intend to use the proceeds from this offering to further develop our operations. There is uncertainty that we will be able to sell any of the 1,100,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $22,500.00, are being paid for by the Company. The maximum proceeds to us from this offering ($1,100,000) will satisfy our basic subsistence level, cash requirements for up to 12 months. 75% of the possible proceeds from the offering by the company ($825,000) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($550,000) will sustain us for up to 6 months, and 25% of the proceeds ($275,000) will sustain us for up to 3 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to allocate funds towards the cultivation of Aquilaria Subintegra & Aquilaria Sinensis.

Important note: Aquilaria Subintegra & Aquilaria Sinensis trees, through infection of mold, act as a catalyst to the development of Agarwood, which we plan to increase the output through inoculation and our management services. Agarwood is a dark aromatic resin with a very distinctive smell.

We believe that if we are not able to raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 201,406,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 1,100,000 shares. We may endeavor to sell all 1,100,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

1,100,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price per share of $1.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	201,406,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	202.506,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, and to fund the inoculation and plantation management of both Aquilaria Subintegra & Aquilaria Sinensis trees. We also plan to use the gross proceeds to hire employees, purchase cultivation materials, research and develop inoculation technology, and to develop our company website. For a full description of our use of proceeds please see the section titled "Use of Proceeds".

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 1,100,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Teoh Kooi Sooi will sell the 1,100,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $22,500.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

Our competition in the agarwood industry is highly competitive with numerous participants from new market entrants and established industry participants. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt more quickly to changes in customer requirements and reach customers easily from all over the globe.

The economy of Malaysia in general, and the Agarwood industry in particular, might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development and expansion of the agarwood plantation industries in Malaysia, which in turn depends upon the continuing growth of the economy of Malaysia in general, as well as product and service providers. We cannot assure you, however, that the agarwood plantation industry will continue to grow at the same pace as in the past. Growth is affected by numerous factors, such as regulatory changes, public perception of and receptiveness towards the agarwood plantation industry, technological innovations, and the macroeconomic environment.

Climate factor is an important issue for agarwood plantations and it may affect our business in a positive or negative way.

Agarwood planting requires specific climate factors, and the climate condition changes each year. We have collected data on the various microclimatic factors that are important for aquilaria plantations. The average relative humidity recorded in 2007 was 79.4 within the range of 54 and 96. Similarly the average temperature was 28.36° C within the range of 31° C and 26° C. These temperature conditions fall within the acceptable range for agar plantation habitats. Any deviation from these temperatures may negatively impact our future production capabilities and or output. It should be noted however, that at this time we do not own any land or have any physical plantations.

Disease and bug attacks may adversely our business.

Pink disease and pests are common natural enemies of the agarwood plantation business. Once pink disease is discovered in an aquilaria tree, the whole tree needs to be taken out due to the infectious nature of pink disease. Our business will suffer a great loss if we fail to become immediately aware of these two natural hazards.

If we are unable to protect our inoculation skill and technology adequately, our value could be diminished.

We rely on unpatented technology, trade secrets and confidential information. Others may independently develop substantially equivalent information and techniques or otherwise gain access to or disclose our technology. We may not be able to protect our rights in unpatented technology, trade secrets and confidential information effectively. We require each of our employees and consultants to keep confidentiality on such technology and confidential information at the commencement of an employment or consulting relationship with us. However, dishonesty may not provide effective protection of our information or, in the event of unauthorized use of disclosure, they may not provide adequate remedies.

The company is subject to the risks inherent in the creation of a new business.

The Company is subject to substantially all the risks inherent in the creation of a new business. The implementation of our business strategy regarding Agarwood is still in the development stage. As of the date of this offering statement we do not own any land, or have any physical plantations. Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of an emerging business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

We may be subject to Government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

Our business activities are subject to certain laws and regulations and our operations may be affected if we fail to have, in force, the requisite licenses and permits.

We are required to obtain various licenses and permits in order to conduct our business of inoculation & plantation management services. The business is also subject to applicable laws and regulations. Any failure to comply with the conditions stipulated in our licenses and permits may lead to their revocation or non-renewal. Any failure to observe the applicable laws and regulations may lead to the termination or suspension of some, or all, of our business activities or penalties being imposed on us. The occurrence of any of these events may adversely affect our business, financial condition and results of operations.

Any failure to maintain adequate general liability, commercial and service liability insurance could subject us to significant losses of income.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our revenue growth rate depends primarily on our ability to execute our business plan.

We may not be able to identify and maintain the necessary relationships within our industry.  Our ability to execute our business plan also depends on other factors, including the ability to:

1. Negotiate and maintain contracts and agreements with acceptable terms;

2. Hire and train qualified personnel;

3. Maintain marketing and development costs at affordable rates;

4. Maintain an affordable labor force;

5. Maintain a healthy orchard, and

6. Produce Agarwood in qualities that are desirable for purchase.

A decline in general economic condition could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for Agarwood, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

A failure to manage our growth effectively could harm our business and offering results.

Financial and management controls, and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls, and to hire, train, and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture, or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

The company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate income.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

If we fail to maintain a quality service and value, our sales are likely to be negatively affected.

Our success depends on the quality of Agarwood that we produce through our management & inoculation services. Our future customers will identify our product with a certain level of quality and value. If we are not able to meet this perceived value or level of quality we may be negatively affected and our operating results may suffer.

Any acquisitions that we make could disrupt our business and harm our financial condition.

We expect to evaluate potential strategic acquisitions of complementary businesses, products or technologies from time to time. We may also consider joint ventures and other collaborative projects. We may not be able to identify appropriate acquisition candidates or strategic partners of any businesses, products or technologies. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from our core business and disrupt our operations. If we decide to expand our product offerings beyond our current products, we may spend time and money on projects that do not increase our sales. Any cash acquisition we pursue would diminish the cash available to us for other uses, and any stock acquisition would dilute our stockholders’ ownership. While we from time to time evaluate potential collaborative projects and acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any future acquisitions or collaborative projects.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

We operate in a highly competitive environment. Our limited financial resources may make it difficult to gain a recognizable market share in the Agarwood Industry.

We have very limited resources. As a result we may not be able to gain a recognizable market share in the Agarwood Industry as our competition may have better funded marketing campaigns and a greater ability to reach customers and or ability to provide a higher quality of Agarwood that the consumer prefers over our own.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• Weather conditions;

• Quality of Agarwood; Quality of plantation services offered to clients & level of inoculation technology integration;

• Our ability to retain, grow our business and attract new clients;

• Marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our Chief Executive Officer Teoh Kooi Sooi owns approximately 9.93% of the voting power of our outstanding capital stock and Bosy Holdings Limited, a Seychelles Company, owns 89.37% of our common stock. As a result, both of the aforementioned parties have substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, both Mr. Teoh and Bosy Holdings Limited are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by either of the aforementioned parties could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market

The large stock ownership of both parties may also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Teoh Kooi Sooi, our Chief Executive Officer and Member of our Board of Directors. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Teoh Kooi Sooi, our Chief Executive Officer and Member of our Board of Directors. The loss of his services would delay our business operations substantially.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and Director, have limited experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 241,406,000 shares are issued and outstanding as of January 13, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal operations and assets, we are still considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Bosy Holdings, Corp. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our Chief Executive Officer and Member of our Board of Directors Teoh Kooi Sooi does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Teoh does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer and Member of our Board of Directors Teoh Kooi Sooi, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $22,500. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements.

BOSY HOLDINGS CORP.

BALANCE SHEET

AS OF DECEMBER 31, 2015

(Currency expressed in United States Dollars (“US$”))

As of December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$89,229
TOTAL ASSETS	$89,229

LIABILITIES AND STOCKHOLDERS’ EQUITY

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; no share issued and outstanding	-
Common stock, $0.0001 par value; 600,000,000 shares authorized; 201,406,000 shares issued and outstanding as of December 31, 2015	20,141
Additional paid-in capital	77,984
Accumulated deficit	(8,896)

Total stockholders’ equity	89,229

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$89,229

BOSY HOLDINGS CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 23, 2015 (INCEPTION) TO DECEMBER 31, 2015

(Currency expressed in United States Dollars (“US”)

From June 23, 2015 (inception) to December 31, 2015

REVENUES	$-

COST OF REVENUES	-

GROSS PROFIT	-

OPERATING EXPENSES:
General and administrative	(8,896)

LOSS BEFORE INCOME TAX	(8,896)

Income tax expense	-

NET LOSS	(8,896)

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash and cash equivalents balance is $89,229 as of December 31, 2015. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to implement our plan of operations for the next twelve-month period, we require further funding.

Results of operations for the period from June 23, 2015 (inception) to December 31, 2015

Revenues

For the period from inception to December 31, 2015 the Company has generated no revenue.

Net Loss

We recorded a net loss of $8,896 as a result of our aforementioned general and administrative expenses.

General and Administrative Expenses

For the period from inception to December 31, 2015 we have had general and administrative expenses in the amount of $8,896.

Liquidity and Capital Resources

Cash Used In Operating Activities

For the period from inception to December 31, 2015 we had $8,896 cash used in operating activities as a result of our net loss attributable to the formation of our Company, marketing and advertising expenses.

Cash Provided By Financing Activities

On June 23, 2015, Chen Yan Hong purchased 100,000 shares of our restricted common stocks at a par value of $.0001 per share. The $10.00 in proceeds went directly to the Company as working capital.

On September 11, 2015, Chen Zheru purchased 150,000 shares of our restricted common stocks at a par value of $.0001 per share. The $15.00 in proceeds went directly to the Company as working capital.

On September 18, 2015, Bosy Holdings Limited purchased 180,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company at a price of $18,000.00. All proceeds from this sale went directly to the Company as working capital. Chen Zheru, the founder of the company, is the sole stockholder and director of Bosy Holdings Limited.

On September 18, 2015, Teoh Kooi Sooi purchased 20,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company for $2,000.00. All proceeds from this sale went directly to the Company as working capital.

On September 18, 2015, Chen Huile purchased 1,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company for $100.00. All proceeds from this sale went directly to the Company as working capital.

On September 21, 2015 the Company sold shares to 39 shareholders, all of whom reside in Malaysia and China. A total of 156,000 shares of restricted common stock were sold at a price of $0.50 per share. The total proceeds to the Company amounted to $78,000.00. The proceeds will be used as working capital.

For the period from inception to December 31, 2015 we had $98,125 cash received from financing activities as a result of our sales of common stock.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Agarwood Industry information

Agarwood is one name for resinous, fragrant and highly valuable heartwood produced by Aquilaria malaccensis. The Aquilaria tree, the most important source of agarwood, is an indigenous species to the Southeast Asia region; found in countries such as India, Thailand, Malaysia and eastwards to Papua New Guinea. The healthy wood of Aquilaria trees is white, soft and without scented resins. In the wild, agarwood forms only when affected by certain external factors, such as animal grazing, insect attack or microbial invasion, typically around wounded or rotting parts of the trunk. The defensive reaction causes a moist fragrant discoloration within the heart of the tree often called Heartwood.

Agarwood is a highly prized product, which is used in fragrances, incense, medicines, aromatherapy and cultural religious ceremonies. The precious, highly valued, fragrant agarwood has a history dating back thousands of years and is used in cancer research, in traditional Chinese medicine, in the treatment of respiratory disorders, and given as gifts and used in ceremonial practices (both religious and secular) all over the world. It is also carved into sculptures, beads and boxes. Trade in Agarwood has been recorded for over 2000 years. Currently, the agarwood market, whether for oil, woodchips or medicinal end user applications, is growing rapidly.

The latest records from CITES indicate that recorded global trade in agarwood oil in 2012 was 4,870 litres, a 1,512% increase in volume from 2004. Key importers of agarwood oil include Saudi Arabia, the UAE, Malaysia and Bahrain.

The latest records from TradeMap indicate that recorded global trade in agarwood chips and powder in 2013 was 4.7 million kg, an 878% increase in volume from 1995. Although overall trade volumes may appear small in ‘timber trade’ they are not small in monetary terms. The demand for agarwood far exceeds the supply and the high value of agarwood products is also stimulating illegal harvest and trade in several countries.

Price trend

The price trend of agarwood is driven by economic factors which have a dramatic effect on patterns of consumption and collection. It is difficult to identify the price trend without taking into account the standard grading system of agarwood. However, it is possible to make a broad assessment of the prices of top grade, the average prices and the range of prices from year to year. It is clear that the price of agarwood has fluctuated rather dramatically in response to global economic factors.

Over the course of agarwood’s trading history, agarwood has experienced a number of booms and crashes over the years. In 1880, top grade agarwood could sold for up to $1 dollar per kg. In 1905 agarwood’s price doubled to $2.20 dollar per kg. However, the price crashed to $0.3 dollar per kg in 1925 due to over production by Indonesia. In the 1970s, top grade agarwood’s price reached around $42.5 and it raised to $1,250 in 2000, and $2,500 in 2005. Nowadays, the market price of distilled agar oil is up to $30,000 per kilogram and the wood itself is valued at up to $10,000 per kilogram.

Harvest Of Agarwood / Production Of Agarwood

Factors such as the age of the tree or the size of the tree trunk make the harvest time of commercially grown agarwood variable. Agarwood trees can be harvested only when the production of the aromatic trunk is complete and the tree starts drying up. Generally, when agarwood is grown as a commercial crop, harvesting has to be done at a specified time for certain trees, making it a constant operation.

On an average, if the commercially grown agarwood trees catch fungal infection when they are 5-6 years old, then there are ready for harvest around their 10th year. Going by this timeframe, returns from agarwood trees can be expected 8-10 years after they are planted.

In rainforest areas, many varieties of fungi and bacteria float about. When agarwood trees are damaged either naturally or artificially, fungus enters the tree. As the fungal infection progresses, the tree produces a dark aromatic resin in response to the attack, which results in a very dense, dark, resin embedded heartwood. Here, fungi only spreads primary infection and does not multiply or attack the entire tree.

When the agarwood tree is about seven years old, the trunk of the tree is attacked by fungi through naturally formed holes. The fungi that enter the tree trunk are of different varieties – Ascomycetes, Deuteromycetes, Aspergillus, Botryodiplodia, Diplodia – and they sometimes move in a zig zag fashion. As these fungi go about injuring the inside of the tree trunk, the tree offers resistance to it and brings the development of fungi to a standstill. Because of these chemical reactions inside the tree trunk, a white, milky substance called oleoresin is produced. Finally, a large quantity of dark brown agarwood is produced on the tree trunk.

About 3-6 years are needed for the production of resin wood from the tree that undergoes primary infection. This production is dependent on a number of factors including the quantity of oleoresin produced, its density, primary fungal infection area, etc.

Once the production of aromatic trunk or agarwood is complete, the tree slowly starts drying up, signaling its readiness to be harvested. In conclusion, it can be said that resin wood or agarwood is the result of the working of oleoresin and tiny living organisms. The resinous or infected part of the tree will be heavier than the other parts of the tree.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Bosy Holdings Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on June 23, 2015.

Our business plan can best be summarized as the cultivation of Aquilaria Subintegra & Aquilaria Sinensis in Malaysia. Important note: Aquilaria Subintegra & Aquilaria Sinensis trees, through infection of mold, act as a catalyst to the development of Agarwood, which we plan to harvest and sell. Agarwood is a dark aromatic resin with a very distinctive smell.

The Company’s executive offices are located at Unit Room 7C, World Trust Tower Building, 50 Stanley Street, Central, Hong Kong.

On June 23, 2015, Chen Yan Hong purchased 100,000 shares of our restricted common stocks, at a par value of $.0001. These shares were purchased as founder shares of Bosy Holdings Corp. $10.00 was paid for the shares.

On September 11, 2015, Chen Zheru purchased 150,000 shares of our restricted common stocks, at a par value of $.0001. These shares were purchased as founder shares of Bosy Holdings Corp. $15.00 was paid for the shares.

On September 18, 2015 Teoh Kooi Sooi was appointed as Chief Executive Officer, President, Treasurer, and as a member of our Board of Directors.

On September 18, 2015 Chen Zheru was appointed as Secretary of the company, and as a member of our Board of Directors.

On September 18, 2015, Ong Kean Wah was appointed as Chief Operations Officer of the company.

On September 18, 2015 Bosy Holdings Limited purchased 180,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company at a price of $18,000.00. All proceeds from this sale went directly to the Company as working capital. Bosy Holdings Limited is founded and controlled by Chen Zheru who is the sole stockholder and director of Bosy Holdings Limited.

On September 18, 2015 Teoh Kooi Sooi purchased 20,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company for $2,000.00. All proceeds from this sale went directly to the Company as working capital.

On September 18, 2015 Chen Huile purchased 1,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company for $100.00. All proceeds from this sale went directly to the Company as working capital.

On September 21, 2015 the Company sold shares to 39 shareholders, all of whom reside in Malaysia and China. A total of 156,000 shares of restricted common stock were sold at a price of $0.5 per share. The total proceeds to the Company amounted to $78,000.00. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Business Information

Business Overview

Bosy Holdings Corp. currently has four employees including the CEO and COO. Our COO, Mr. Ong has substantial experience with, and knowledge of, Agarwood plantation management and inoculation skills, and is responsible for training new employees and overseeing anticipated expansion plans of hiring new employees in the future. Our Officers and Directors each have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary. Our CEO and COO are working as farmers utilizing special inoculation technology (Fungi Tech. and Fertilizers) and cultivation methods.

Below are a few photographs from our orchard depicting the ongoing maintenance required to upkeep the Acquilaria trees. Additionally, we have provided a graphic depicting how the infection of the tree takes place (which is necessary to develop the Agarwood that we plan to ultimately harvest). The pink bottle is filled with an infectious fungus.

Description of Inoculation

Fungal inoculation is an important step in the process of harvesting agarwood and we briefly describe how fungal inoculation works, as it pertains to agarwood, below. First, about 1-10 cm deep holes are drilled up to the xylem of agarwood trees in specified spots and their trunks are injured. Holes are dug in such a manner that there is enough space for air circulation. Though the size of the holes is immaterial, care should be taken to see that the injury spreads and the holes don't get covered.

Pipes made out of Plastic or Natural material can be inserted into these holes to ensure that they remain open. On an average, about 40 – 90 holes are drilled on one tree trunk, at a distance of 5 cm from one another. Once the spread of injury is ascertained, fungi should be released into the tree trunk, forcing the tree to start resin production. Either the fungi collected from old agarwood trees are collected and released into experimental plants or processed difco yeast, sodium bisulfite, ferric chloride, etc., are introduced in place of natural fungi.

Depending on their breed, agarwood can be obtained from 3 – 80-year-old-trees by the process of fungal inoculation. However, trees can start yielding agarwood 18 – 21 months after the infection has begun. It should additionally be noted that there are many other factors which play a major role in determining the yield of the plant.

Proposed Business Plan

Bosy Holdings Corp. is a developmental stage company that intends to provide agarwood inoculation services and carry out plantation management projects. Bosy Holdings Corp. will initially target clients located in Malaysia.

With the process of fungal inoculation explained this is how our business operations will be conducted going forward: Bosy Holdings Corp. will provide inoculation services and planatation management services to landlords. The landlord provides land and covers the basic costs at the first stage, for example the cost of saplings and cost of labor and other various expenses. Bosy Holdings Corp. provides professional technical management, including fertilizing, regular on-site checking, inoculation, etc.

Bosy Holdings Corp. will utilize three different business models initially, with the possibility of adding additional methods as time passes. For the first business model, Bosy Holdings Corp. will provide inoculation services and plantation management services to the landlord who plants Aquilaria trees. The landlords will complete the first stage of the Agarwood plantation (Usually take 24-36 months) and will bear the cost themselves, such as fees expenses associated with the purchase and transplantation of the saplings, land clearance costs, fencing, fertilizing and other related costs. When the Aquilaria trees are mature enough for inoculation, Bosy Holdings Corp. will provide the inoculation services and plantation management services for generating Agarwood (Usually takes 18-24 months) and will receive the inoculation project fee. Plantation management services includes fertilization, inspection of Aquilaria trees (ensuring the health of Aquilaria trees), installation of required equipment, etc. Bosy Holdings Corp. expects to receive a fee for each of these services.

There is also a second business model which we may follow which progresses as follows: Bosy Holdings Corp. still provides services to local landlords but in this instance the landlord has not planted Aquilaria yet.

In this case, Bosy Holdings Corp. provides the transplanting services initially and helps the landlord to complete the first stage of Agarwood plantation (usually takes 24-36 months). These services will provide project income for Bosy Holdings Corp within 24-36 months. When the Aquilaria trees are mature enough for inoculation, Bosy Holdings Corp. will provide the inoculation services and plantation management services for generating Agarwood (usually takes 18-24 months) and will receive the inoculation project fee. Plantation management services includes fertilization, inspection of Aquilaria trees (ensuring the health of Aquilaria trees), installation of required equipment, etc. Bosy Holdings Corp. expects to receive a fee for each of these services.

In the third operation model Bosy Holdings Corp. tentatively plans to directly acquire land from local landlords, utilizing money generated through future revenue, which will allow Bosy Holdings Corp. to carry out the entire process independently from planting to harvesting. This will allow Bosy Holdings Corp. to acquire 100% of the profits, but will also carry increased start up and operating expenses. For this operation model Bosy Holdings Corp. will be required to hire new employees in order to significantly ramp up operations.

There is a company website being developed which should aid in marketing the company and spreading awareness of our projects. This website will not have an e-commerce section, however it will havean abundance of information on agarwood, its uses, and our operations. Additionally, we will be pursuing marketing campaigns by utilizing the internet, social media, and perhaps even print media. These plans have not yet been determined in sufficient detail to outline herein.

In both operational models the agarwood is not harvested by Bosy Holdings Corp., but Bosy Holdings Corp. will provide the opinion on appropriate harvesting periods. Just for reference, agarwood processors take the raw product and will process it into incense, perfume, religious accessories or even Chinese Medicine in the case of high class agarwood. These are just a few examples and are not inclusive of every single use for agarwood.

Employees

As of January 13, 2016 we, Bosy Holdings Corp, have four part time employees, which include all of our officers and directors, all of whom work part time.

Currently, all of our employees, Officers and Directors have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Officers/or Directors and or employees.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following tables sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25%of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,100,000 as anticipated.

If 1,100,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Planting of Aquilaria Trees	$240,000
Land Clearance	$40,000
Fencing and Related Materials	$100,000
Organic Fertilizer	$6,000
Recruiting personnel and hiring staff	$50,000
Inoculation costs	$310,000
R&D on inoculation of Agarwood	$107,500
Office Equipment	$50,000
Payment for ongoing Reporting Requirements	$25,000
Training new staff	$50,000
Potential Legal Expenses	$20,000
Offering Expenses	$22,500
Daily Operating Costs	$79,000
TOTAL	$1,100,000

If 825,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Planting of Aquilaria Trees	$180,000
Land Clearance	$30,000
Fencing and Related Materials	$75,000
Organic Fertilizer	$5,000
Recruiting personnel and hiring staff	$37,500
Inoculation cost	$255,000
R&D on inoculation of Agarwood	$87,500
Office Equipment	$50,000
Payment for ongoing Reporting Requirements	$25,000
Training new staff	$37,500
Potential Legal Expenses	$20,000
Offering Expenses	$22,500
TOTAL	$825,000

If 550,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Planting of Aquilaria Trees	$120,000
Land Clearance	$20,000
Fencing and Related Materials	$50,000
Organic Fertilizer	$3,000
Recruiting personnel and hiring staff	$25,000
Inoculation cost	$167,000
R&D on inoculation of Agarwood	$47,500
Office Equipment	$25,000
Payment for ongoing Reporting Requirements	$25,000
Training new staff	$25,000
Potential Legal Expenses	$20,000
Offering Expenses	$22,500
TOTAL	$550,000

If 275,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Planting of Aquilaria Trees	$60,000
Land Clearance	$10,000
Fencing and Related Materials	$25,000
Organic Fertilizer	$1,500
Recruiting personnel and hiring staff	$12,500
Inoculation cost	$73,500
R&D on inoculation of Agarwood	$20,000
Office Equipment	$12,500
Payment for ongoing Reporting Requirements	$12,500
Training new staff	$12,500
Potential Legal Expenses	$12,500
Offering Expenses	$22,500
TOTAL	$275,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering (values are rounded to nearest hundredths place):

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$1.00	$1.00	$1.00
Book Value Per Share Before the Offering	$0.00	$0.00	$0.00
Book Value Per Share After the Offering	$0.00	$0.00	$0.01
Net Increase to Original Shareholders	$0.00	$0.00	$0.01
Decrease in Investment to New Shareholders	$1.00	$1.00	$0.99
Dilution to New Shareholders (%)	100%	100%	99%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$82,229
Net proceeds from this offering	1,100,000
$1,182,229
Denominator:
Shares of common stock outstanding prior to this offering	201,406,000
Shares of common stock to be sold in this offering (100%)	1,100,000
202,506,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$82,229
Net proceeds from this offering	550,000
$632,229
Denominator:
Shares of common stock outstanding prior to this offering	201,406,000
Shares of common stock to be sold in this offering (50%)	550,000
201,956,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$82,229
Net proceeds from this offering	275,000
$357,229
Denominator:
Shares of common stock outstanding prior to this offering	201,406,000
Shares of common stock to be sold in this offering (25%)	275,000
201,681,000

PLAN OF DISTRIBUTION

The Company has 201,406,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 1,100,000 shares of its common stock for sale at the price of $1.00 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Teoh Kooi Sooi will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Teoh Kooi Sooi is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Teoh Kooi Sooi will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Teoh is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Teoh will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Teoh Kooi Sooi will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 1,100,000 shares being offered on behalf of the company itself. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $1.00 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $37,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Bosy Holdings Corp.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 201,406,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by Weld Asia Associates, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s executive office are located at Unit Room 7C, World Trust Tower Building, 50 Stanley Street, Central, Hong Kong. The office space is provided rent free by the Company’s Chief Executive Officer Teoh Kooi Sooi.

Shell Company Status

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)  No or nominal operations; and

(2)  Either:

(i)    No or nominal assets;

(ii)   Assets consisting solely of cash and cash equivalents; or

(iii)  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

-The Company’s shell company status results in the following consequences:

-The Company is ineligible to file a registration of securities using Form S-8; and

-Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and Bosy Holdings Corp. are provided below:

NAME	AGE	POSITION
Teoh Kooi Sooi	31	President, Chief Executive Officer, Treasurer, Director
Ong Kean Wah	34	Chief Operations Officer
Chen Zheru	29	Secretary, Director
Chen Yan Hong	33	Director

Teoh Kooi Sooi- Chief Executive officer, President, Treasurer, Director

Mr. Teoh graduated from University Utara Malaysia with a bachelor’s degree in multimedia major. In 2008, he started his career as a marketing & sales manager. His main job responsibilities included business development as well as building and maintaining customer relationships. Subsequently, Mr. Teoh was appointed as a director of Multi Agro Tech Sdn Bhd Company in Jun 2010 and continues to hold the position today.

Ong Kean Wah- Chief Operations Officer

Mr. Ong is the holder of Certified Practitioner of Neuro-linguistic programming (NLP), Neuro Semantics (NS) and Timelines conferred by the International Society of Neuro Semantics. Mr. Ong has been working in Multi Agro Tech SDN BHD for 6 years, during which time he provided consultation and planning services for Agarwood planters. He also gives lectures in the Universiti Putra Malaysia (UPM) about Agarwood knowledge & plantation techniques.

Chen Zheru- Secretary, Director

Mr. Chen graduated from Wenzhou University in China with a bachelor’s degree in Accountancy in 2006. Subsequent to his graduation, and also in 2006, Mr. Chen joined Wenzhou Jimma Trading Company where he worked until 2009. In 2009 Mr. Chen joined Wenzhou Hongsheng group as a business director specialized in stainless steel manufacturing where he worked until 2013. He joined Wenzhou Hongxu Investment Management Company Limited as a business director in Jun 2013.

Chen Yan Hong- Director

Ms. Chen graduated from JiaYin University in China with a bachelor’s degree in economics and management in 2005. Subsequent to her graduation, and also in 2005, Ms. Chen joined Ze Tai Precision Elec (SZ) ltd as an accounting supervisor until 2007. In 2007 she joined Chan & Loke CPA Company, a business specialized in providing audit and tax services to Hong Kong incorporated Companies, as an Audit Associate. She earned her qualification as a recognized Accountant in China in 2010. Also she has joined Falcon Secretaries Ltd as an Office Manager responsible for overseeing business operations throughout China since 2011 and she is also in charge of the Shanghai Office. From 2011 to present she has worked as a Manager at Falcon Secretaries Ltd.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	As of January 13, 2016 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Teoh Kooi Sooi, President, Chief Executive Officer, Treasurer and Director	(1)	-	-	-	-	-	-	-	$-

Ong Kean Wah, Chief Operating Officer	(1)	-	-	-	-	-	-	-	$-

Chen Zheru, Secretary, and Director	(1)	-	-	-	-	-	-	-	$-

Chen, Yan Hong, Director	(1)	-	-	-	-	-	-	-	$-

(1) Bosy Holdings Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on June 23, 2015.

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 13, 2016, the Company has 201,406,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Teoh Kooi Sooi, President, Chief Executive Officer and Director	20,000,000	9.93%	none	n/a	9.93%
Ong Kean Wah, Chief Operating Officer	0	0.00%	none	n/a	0.00%
Chen Zheru, Secretary and Director	150,000	0.00%	none	n/a	0.00%
Chen Yan Hong, Director	100,000	0.00%	none	n/a	0.00%
5% Shareholders
Bosy Holdings Limited*	180,000,000	89.37%	none	n/a	89.37%

*Bosy Holdings Limited is controlled by Chen Zheru who is the sole officer and director of Bosy Holdings Limited. Chen Zheru is also our Secretary and Director.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 23, 2015, Chen Yanhong purchased 100,000 shares of our restricted common stocks, at a par value of $.0001. These shares were purchased as founder shares of Bosy Holdings Corp. $10.00 was paid for the shares.

On September 11, 2015, Chen Zheru purchased 150,000 shares of our restricted common stocks, at a par value of $.0001. These shares were purchased as founder shares of Bosy Holdings Corp. $15.00 was paid for the shares.

On September 18, 2015 Teoh Kooi Sooi was appointed as Chief Executive Officer, President, Treasurer, and as a member of our Board of Directors.

On September 18, 2015 Chen Zheru was appointed as Secretary of the company, and as a member of our Board of Directors.

On September 18, 2015, Ong Kean Wah was appointed as Chief Operations Officer of the company.

On September 18, 2015 Bosy Holdings Limited purchased 180,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company at a price of $18,000.00. All proceeds from this sale went directly to the Company as working capital. Bosy Holdings Limited is controlled by Chen Zheru who is the sole officer and director of Bosy Holdings Limited.

On September 18, 2015 Teoh Kooi Sooi purchased 20,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company for $2,000.00. All proceeds from this sale went directly to the Company as working capital.

On September 18, 2015 Chen Huile purchased 1,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company for $100.00. All proceeds from this sale went directly to the Company as working capital.

On September 21, 2015 the Company sold shares to 39 shareholders, all of whom reside in Malaysia and China. A total of 156,000 shares of restricted common stock were sold at a price of $0.5 per share. The total proceeds to the Company amounted to $78,000.00. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last fiscal year.

For the Year Ended
Audit fees	$7,500
Audit related fees	-
Tax fees	-
All other fees	-
Total	$7,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

BOSY HOLDINGS CORP.

- F1 -

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders’

BOSY HOLDINGS CORP.

We have audited the accompanying balance sheet of Bosy Holdings Corp. (the “Company”) as of December 31, 2015 and the related statement of operations, statement of stockholders’ equity and statement of cash flows for the period from June 23, 2015 (inception) to December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations and its cash flows for the period from June 23, 2015 (inception) to December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Date: January 13, 2016 Kuala Lumpur, Malaysia

- F2 -

BOSY HOLDINGS CORP.

BALANCE SHEET

AS OF DECEMBER 31, 2015

(Currency expressed in United States Dollars (“US$”))

As of December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$89,229
TOTAL ASSETS	$89,229

LIABILITIES AND STOCKHOLDERS’ EQUITY

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; no share issued and outstanding	-
Common stock, $0.0001 par value; 600,000,000 shares authorized; 201,406,000 shares issued and outstanding as of December 31, 2015	20,141
Additional paid-in capital	77,984
Accumulated deficit	(8,896)

Total stockholders’ equity	89,229

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$89,229

See accompanying notes to the financial statements.

- F3 -

BOSY HOLDINGS CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 23, 2015 (INCEPTION) TO DECEMBER 31, 2015

(Currency expressed in United States Dollars (“US”)

From June 23, 2015 (inception) to December 31, 2015

REVENUES	$-

COST OF REVENUES	-

GROSS PROFIT	-

OPERATING EXPENSES:
General and administrative	(8,896)

LOSS BEFORE INCOME TAX	(8,896)

Income tax expense	-

NET LOSS	(8,896)

See accompanying notes to the financial statements.

- F4 -

BOSY HOLDINGS CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 23, 2015 (INCEPTION) TO DECEMBER 31, 2015

(Currency expressed in United States Dollars (“US$”))

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Balance as of June 23, 2015 (inception)	100,000	$10	$-	$-	$10
Shares issued for founder’s shares	150,000	15	-	-	15
Shares issued for working capital	201,000,000	20,100	-	-	20,100
Shares issued in private placement completed on September 21, 2015 at $0.5 per share	156,000	16	77,984	-	78,000
Net loss for the period	-	-	-	(8,896)	(8,896)
Balance as of December 31, 2015	201,406,000	$20,141	$77,984	$(8,896)	$89,229

 See accompanying notes to the financial statements.

- F5 -

BOSY HOLDINGS CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 23, 2015 (INCEPTION) TO DECEMBER 31, 2015

(Currency expressed in United States Dollars (“US$”))

From June 23, 2015 (inception) to December 31, 2015
Cash flows from operating activities:
Net loss	$(8,896)
Net cash used in operating activities	(8,896)

Cash flows from financing activities:
Proceeds from sale of common stock	98,125
Net cash provided by financing activities	98,125
NET CHANGE IN CASH AND CASH EQUIVALENTS	89,229
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$89,229

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income tax	$-
Cash paid for interest	$-

 See accompanying notes to the financial statements.

- F6 -

BOSY HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 23, 2015 (INCEPTION) TO DECEMBER 31, 2015

(Currency expressed in United States Dollars (“US$”))

1. ORGANIZATION AND BUSINESS BACKGROUND

Bosy Holdings Corp. (the “Company”) was incorporated in the State of Nevada on June 23, 2015. The Company is a development stage company that intends to provide agarwood inoculation services and plantation management projects.

The Company has adopted its fiscal year end as of December 31.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

·	Basis of presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

·	Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

·	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

·	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

- F7 -

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

·	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, prepayments and other receivables, amount due to a director, and other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

·	Level 1 : Observable inputs such as quoted prices in active markets;

·	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

·	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

·	Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers" (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after January December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In June 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation," ("ASU 2014-10"). ASU 2014-10 removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, ASU 2014-10 eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders' equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company has elected to adopt ASU 2014-10 effective with this registration statement on Form S-1 and its adoption resulted in the removal of previously required development stage disclosures.

- F8 -

In June 2014, the FASB issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718).   The pronouncement was issued to clarify the accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The pronouncement is effective for reporting periods beginning after December 15, 2015. The adoption of ASU 2014-12 is not expected to have a significant impact on the Company’s consolidated financial position or results of operations.

In August 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements - Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern" (“ASU 2014-15”), which establishes management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and, if so, to provide related footnote disclosures. ASU 2014-15 provides a definition of the term "substantial doubt" and requires an assessment for a period of one year after the date that the financial statements are issued or available to be issued. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The guidance is effective for the annual periods ending after December 15, 2016 and interim periods thereafter with early adoption permitted. The Company is currently evaluating the impact the adoption of ASU 2014-15 on the Company’s financial statement presentation and disclosures.

In January 2015, the FASB issued ASU No. 2015-01 (Subtopic 225-20) - Income Statement - Extraordinary and Unusual Items.  ASU 2015-01 eliminates the concept of an extraordinary item from GAAP.  As a result, an entity will no longer be required to segregate extraordinary items from the results of ordinary operations, to separately present an extraordinary item on its income statement, net of tax, after income from continuing operations or to disclose income taxes and earnings-per-share data applicable to an extraordinary item.  However, ASU 2015-01 will still retain the presentation and disclosure guidance for items that are unusual in nature and occur infrequently.  ASU 2015-01 is effective for periods beginning after December 15, 2015.  The adoption of ASU 2015-01 is not expected to have a material effect on the Company’s consolidated financial statements.  Early adoption is permitted.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3. COMMON STOCK

On June 23, 2015, the founder of the Company, Ms. Chen Yanhong purchased 100,000 shares of restricted common stock of the Company at a par value of $0.0001 per share for the Company’s initial working capital.

On September 11, 2015, the other founder of the Company, Mr. Chen Zheru purchased 150,000 shares of restricted common stock of the Company at a par value of $0.0001 per share for the Company’s initial working capital.

On September 18, 2015, a related company which controlled by Mr. Chen Zheru purchased 180,000,000 shares of restricted common stock of the Company, at a par value of $0.0001 per share, for $18,000.

On September 18, 2015, the Chief Executive Officer of the Company, Mr. Teoh Sooi Kooi purchased 20,000,000 shares of restricted common stock of the Company at a par value of $0.0001 per share for $2,000.

- F9 -

On September 18, 2015, Mr. Chen Huile purchased 1,000,000 shares of restricted common stock of the Company, at a par value of $0.0001 per share, for $100.

On September 21, 2015, the Company entered into certain Subscription Agreements with 39 investors relating to the private placement of a total of 156,000 shares of restricted common stocks at a subscription price of $0.5 per share, for aggregate gross proceeds of $78,000.

All proceeds received are used for the Company’s working capital.

As of December 31, 2015, the Company has 201,406,000 shares issued and outstanding. There are no shares of preferred stock issued and outstanding.

4. INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

From June 23, 2015 (inception) to December 31, 2015

Net loss before income tax	$(8,896)
Income tax rate	35%

Income tax recovery	(3,114)
Valuation allowance	3,114

Provision for income tax	-

The significant components of deferred income tax assets as of December 31, 2015 are as follows:

December 31, 2015

Net operating loss carry-forward	$(3,114)
Valuation allowance	3,114

Net deferred income tax asset	-

As of December 31, 2015, the Company incurred $8,896 of aggregate net operating loss carryforwards available to offset its taxable income for income tax purposes. The Company has provided for a full valuation allowance against the deferred tax assets of $3,114 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

5. COMMITMENTS AND CONTINGENCIES

As of December 31, 2015, the Company has no commitments or contingencies involved.

6. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2015 up through the date the Company issued the financial statements with this Form S-1. There was no subsequent event that required recognition or disclosure.

- F10 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$110.77
Auditor Fees and Expenses	$7,500.00
Legal Fees and Related Expenses	$8,000.00
EDGAR fees	$3,000.00
Transfer Agent Fees	$4,000.00
TOTAL	$22,610.77

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Nevada General Corporation Law (the “Nevada Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Bosy Holdings Corp. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Bosy Holdings Corp. to the fullest extent permitted by Nevada Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Nevada Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Nevada Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Nevada CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the Nevada CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Nevada CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On June 23, 2015, Chen Yan Hong purchased 100,000 shares of our restricted common stocks, at a par value of $.0001. These shares were purchased as founder shares of Bosy Holdings Corp. $10.00 was paid for the shares.

On September 11, 2015, Chen Zheru purchased 150,000 shares of our restricted common stocks, at a par value of $.0001. These shares were purchased as founder shares of Bosy Holdings Corp. $15.00 was paid for the shares.

On September 16 2015, Bosy Holdings Corp. acquired 100% of the common stock of IV Enterprises Development Limited from Chen Zheru, the controlling shareholder of IV Enterprises Development Limited. The consideration was $1.00 in the form of cash. IV Enterprises Development Limited is now our wholly owned subsidiary which shares our exact business plan.

On September 18, 2015 Bosy Holdings Limited purchased 180,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company at a price of $18,000.00. All proceeds from this sale went directly to the Company as working capital. Bosy Holdings Limited is controlled by Chen Zheru who is the sole officer and director of Bosy Holdings Limited.

On September 18, 2015 Teoh Kooi Sooi purchased 20,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company for $2,000.00. All proceeds from this sale went directly to the Company as working capital.

On September 18, 2015 Chen Huile purchased 1,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company for $100.00. All proceeds from this sale went directly to the Company as working capital.

On September 21, 2015 the Company sold shares to 39 shareholders, all of whom reside in Malaysia and China. A total of 156,000 shares of restricted common stock were sold at a price of $0.5 per share. The total proceeds to the Company amounted to $78,000.00. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on June 23, 2015 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “Weld Asia Associates” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Unit Room 7C, World Trust Tower Building, 50 Stanley Street, Central, Hong Kong on January 13, 2016.

Bosy Holdings Corp.

By: /s/ Teoh Kooi Sooi
Name: Teoh Kooi Sooi
Title: Chief Executive Officer Date: January 13, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Teoh Kooi Sooi  Signature: /s/ Teoh Kooi Sooi  Title: Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer) Date: January 13, 2016

Name: Ong Kean Wah  Signature: /s/ Ong Kean Wah  Title: Chief Operating Officer  Date: January 13, 2016

Name: Chen Zheru Signature: /s/ Chen Zheru  Title: Secretary, Director  Date: January 13, 2016

Name: Chen Yan Hong Signature: /s/ Chen Yan Hong  Title: Director  Date: January 13, 2016